EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Inland Diversified Real Estate Trust, Inc.:

We consent to the use of our report dated March 30, 2011, with respect to the consolidated balance sheets of Inland Diversified Real Estate Trust, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations and other comprehensive income, equity, and cash flows for the years ended December 31, 2010 and 2009 and the period from June 30, 2008 (inception) through December 31, 2008 and the related financial statement schedule III, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

We consent to the use of the following reports, all incorporated herein by reference:

•                 our report dated January 21, 2010 related to the historical summary of gross income and direct operating expenses of Merrimack Village Center for the year ended December 31, 2008,

•                 our report dated February 18, 2010 related to the historical summary of gross income and direct operating expenses of Pleasant Hill Commons for the year ended December 31, 2009,

•                 our report dated July 1, 2010 related to the historical summary of gross income and direct operating expenses of Temple Terrace for the year ended December 31, 2009,

•                 our report dated July 9, 2010 related to the historical summary of gross income and direct operating expenses of Draper Crossing for the year ended December 31, 2009,

•                 our report dated July 9, 2010 related to the historical summary of gross income and direct operating expenses of Tradition Village Center for the year ended December 31, 2009,

•                 our report dated July 9, 2010 related to the historical summary of gross income and direct operating expenses of The Landing at Tradition for the year ended December 31, 2009,

•                 our report dated July 9, 2010 related to the historical summary of gross income and direct operating expenses of Kohl’s at Calvine Pointe for the year ended December 31, 2009,

•                 our report dated July 15, 2010 related to the historical summary of gross income and direct operating expenses of Lake City Commons for the year ended December 31, 2009,

•                 our report dated July 15, 2010 related to the historical summary of gross income and direct operating expenses of Regal Court for the year ended December 31, 2009,

•                 our report dated January 6, 2011 related to the historical summary of gross income and direct operating expenses of Colonial Square for the year ended December 31, 2009,

•                 our report dated January 6, 2011 related to the historical summary of gross income and direct operating expenses of Shops at Village Walk for the year ended December 31, 2009,

•                 our report dated April 8, 2011 related to the historical summary of gross income and direct operating expenses of Northcrest Shopping Center for the year ended December 31, 2010,

•                 our report dated April 8, 2011 related to the historical summary of gross income and direct operating expenses of Prattville Town Center for the year ended December 31, 2010, and

•                 our report dated April 8, 2011 related to the historical summary of gross income and direct operating expenses of Landstown Commons for the year ended December 31, 2010.

Our reports related to the above historical summaries of gross income and direct operating expenses refer to the fact that the statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenue and expense.

/s/ KPMG LLP

Chicago, Illinois

April 13, 2011